GLOBAL INVESTORS GUIDE
                         SCHEDULE OF OWNERSHIP INTERESTS
                    PRIOR TO MARCH 11, 1999 ACQUISITION DATE


                  Shareholder                          Number of Shares
Mark Cullivan                                                 30
William Childers III                                          30
Michael Fagan                                                 30
J. Eric Arterburn                                             30
Jeff Phillips                                                880
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                                                           1,000
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